UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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Newmont Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Newmont Corporation

Supplement to Proxy Statement for

2024 Annual Meeting of Stockholders

EXPLANATORY NOTE

This Proxy Statement Supplement (the “Supplement”) dated April 1, 2024, supplements the definitive proxy statement on Schedule 14A (the “2024 Proxy Statement”) filed by Newmont Corporation (“Newmont” or the “Company”) with the Securities and Exchange Commission on March 11, 2024, for use in connection with the annual meeting of stockholders to be held on April 24, 2024.

This Supplement is being filed solely to expand the disclosure of the 2023 to 2025 Performance Stock Unit (“PSU”) program for executives, under the heading “Long-term Incentive Program” starting on page 72 of the 2024 Proxy Statement, in response to a request for additional information from shareholders.

2023 to 2025 Performance Share Unit Program Targets

	METRIC	WEIGHTING	THRESHOLD	TARGET	MAXIMUM
Sustainability	Executive Female Representation (1)	10%	36%	38%	41%
	Achievement of Scope 1 & 2 Carbon Emission Reduction Project Milestones (2)	10%	▶Advance Boddington mine site carbon reduction study through feasibility	▶Advance Boddington and Tanami mine site carbon reduction studies through feasibility

▶  Advance Boddington mine site  carbon  reduction study into execution  (i.e., identification and in discussions  with 3rd party for development or advancement of Power Purchase Agreement);

▶ Tanami mine site carbon reduction study through Feasibility; AND

▶ One additional mine site carbon reduction study through prefeasibility

TSR	Relative Total Shareholder Return	80%	25th percentile	55th percentile	80th percentile

(1)	The executive female representation metric is an aspirational goal that we are striving to achieve by end of 2025, in compliance with applicable law, given that Newmont is an equal employment opportunity employer and does not make employment-related decisions based on gender or any other protected basis.
(2)	Newmont accepts the Intergovernmental Panel on Climate change (“IPCC”) assessment of climate change and science and acknowledges that human activities contribute to climate change and that business plans an important role in addressing this global challenge. We have set medium and long-term targets to manage our global energy consumption, shift to renewable energy, and implement technologies that reduce emissions. In 2020, Newmont established Scope 1 and 2 absolute and intensity-based reduction targets of 32%, as compared to a 2018 baseline, and Scope 3 absolute reduction of 30%, as compared to a 2019 baseline, with an objective to be carbon neutral by 2050. The projects included in our 2023 to 2025 PSU program are critical to meeting our 2030 Scope 1 and 2 emission reduction commitments. Following the acquisition of Newcrest in November 2024 we have begun the process of reviewing and combining our Scope 1, 2 and 3 data which includes rebaselining for 2018 and 2019. Work will be completed in 2024 to update the baselines and roadmaps to targets.

Except as specifically provided by the addition above, this Supplement does not amend, revise or update any of the other information set forth in the 2024 Proxy Statement, including the disclosures in the Long-term Incentive Program section of the 2024 Proxy Statement. This Supplement should be read in conjunction with the 2024 Proxy Statement. From and after the date of this Supplement, any references to the “2024 Proxy Statement” are to the 2024 Proxy Statement as supplemented hereby. In addition, this Supplement does not reflect events occurring after the date of the 2024 Proxy Statement or modify or update disclosures that may have been affected by subsequent events.